EXHIBIT 10

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (the “Fourth Amendment”) is made as of this 20th day of April, 2007 by and among

SPECIALTY RETAILERS (TX) LP, a Texas limited partnership, having its principal place of business at 10201 Main Street, Houston, Texas 77025 (the “Borrower”); and

STAGE STORES, INC., a Nevada corporation, having its principal place of business at 10201 Main Street, Houston, Texas 77025; and

SPECIALTY RETAILERS, INC., a Texas corporation, having its principal place of business at 10201 Main Street, Houston, Texas 77025; and

SRI GENERAL PARTNER LLC, a Nevada limited liability company, having its principal place of business at 10201 Main Street, Houston, Texas 77025; and

SRI LIMITED PARTNER LLC, a Nevada limited liability company, having its principal place of business at 10201 Main Street, Houston, Texas 77025; and

the LENDERS party hereto; and

BANK OF AMERICA, N.A. (f/k/a Fleet National Bank), as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

BANK OF AMERICA, N.A., as successor in interest to Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc. and Fleet Retail Finance Inc.), as Administrative Agent and as Collateral Agent for the Lenders (in such capacity, the “Agent”), a national banking association, having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110; and

THE CIT GROUP/BUSINESS CREDIT, INC., GENERAL ELECTRIC CAPITAL CORPORATION, AND NATIONAL CITY BUSINESS CREDIT, INC., as Co-Documentation Agents;

WELLS FARGO FOOTHILL, LLC, as Syndication Agent, and

BANC OF AMERICA SECURITIES LLC (successor to Fleet Securities, Inc.), as Arranger;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, on August 21, 2003, certain of the parties hereto, among others, entered into that certain Credit Agreement, as amended by that certain Limited Waiver and First Amendment to Credit Agreement dated as of November 4, 2003, that certain Second Amendment to Credit Agreement dated as of December 31, 2004, and that certain Third Amendment to Credit Agreement dated as of December 31, 2005 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, pursuant to that certain Joinder to Credit Agreement dated as of January 30, 2004, Specialty Retailers (TX) LP (f/k/a SRI 2004 (TX) LP) joined the Credit Agreement as the Borrower thereunder, and SRI Limited Partner LLC (f/k/a SRI 2004 LLC) joined the Credit Agreement as a Facility Guarantor thereunder; and

WHEREAS, pursuant to that certain Joinder to Credit Agreement dated as of December 31, 2004, Specialty Retailers (TX) LP (f/k/a SRI 2005 (TX) LP) joined the Credit Agreement as the Borrower thereunder, and SRI Limited Partner LLC (f/k/a SRI 2005 LLC) joined the Credit Agreement as a Facility Guarantor thereunder; and

WHEREAS, pursuant to that certain Joinder to Credit Agreement dated as of December 31, 2005, Specialty Retailers (TX) LP (f/k/a SRI 2006 (TX) LP) joined the Credit Agreement as the Borrower thereunder, and SRI Limited Partner LLC (f/k/a SRI 2006 LLC) joined the Credit Agreement as a Facility Guarantor thereunder; and

WHEREAS, Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc. and Fleet Retail Finance Inc.) (the “Existing Agent”) has contemporaneously herewith assigned all of its right, title, and interest as a Lender under the Credit Agreement and each of the other Loan Documents to Bank of America, N.A., and the Existing Agent desires to resign as Agent hereunder and the Lenders desire to appoint Bank of America, N.A. as successor Agent; and

WHEREAS, the Loan Parties have requested that the Agent and the Lenders modify certain of the provisions of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)	The pricing grid set forth in the definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

Level	Excess Availability Criteria	Prime Rate Loans	Eurodollar Loans
1	Average Excess Availability greater than $100,000,000	0%	1.00%
2	Average Excess Availability greater than $50,000,000 but less than or equal to $100,000,000	0%	1.25%
3	Average Excess Availability less than or equal to $50,000,000	0%	1.50%

(b)	The definition of “Borrowing Base” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowing Base” means, at any time of calculation, an amount equal to

(a)           the Credit Card Advance Rate multiplied by the face amount of Eligible Credit Card Receivables, plus

(b)           the Appraisal Percentage of the Appraised Value of Eligible Inventory, net of Inventory Reserves; minus

(c)           the then amount of all Availability Reserves.

(c)	The definition of “Inventory Advance Rate” is hereby deleted in its entirety.

(d)	The definition of “Line Fee” is hereby amended by deleting “0.375%” in the first line thereof and substituting “0.25%” in its stead.

(e)	The definition of “Maturity Date” is hereby deleted in its entirety and the following substituted in its stead:

“Maturity Date” means April 20, 2012.

(f)	The following definition is hereby added to Article I of the Credit Agreement in appropriate alphabetical order:

“Fourth Amendment Effective Date” means April 20, 2007.

3.	Amendments to Article II. The provisions of Article II of the Credit Agreement are hereby amended as follows:

(a)	Section 2.02 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

2.02	Increase in Total Commitment.

(a)           So long as the Incremental Loan Commitment Requirements are satisfied, the Borrower shall have the right at any time after the Fourth Amendment Effective Date, and from time to time after the Fourth Amendment Effective Date, to request an increase of the Total Commitments to an amount not to exceed $350,000,000.  Any such requested increase shall be first made in writing to all existing Lenders on a pro rata basis. In the event that any existing Lender does not notify the Administrative Agent within twenty-one (21) Business Days from the receipt of the requested increase that the existing Lender will increase its Commitment and the amount of its increase, the existing Lender shall be deemed to have declined the requested increase of its Commitment.  To the extent that one or more existing Lenders decline to increase their respective Commitments, or decline to increase their Commitments to the amount requested by the Borrower, the Arranger may arrange for other Persons to become  Lenders hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each such Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”); provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Borrower, and (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Bank, and the Swingline Lender (which approval shall not be unreasonably withheld), and (iii) nothing contained herein shall constitute the unconditional obligation of the Arranger to provide or obtain commitments for such Commitment Increase, as the Arranger only is agreeing hereby to use its best efforts to arrange for Additional Commitment Lenders.  Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $10,000,000 in excess thereof.

(b)           No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(i)           the Borrower, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent may reasonably require;

(ii)           the Incremental Loan Commitment Requirements shall have been satisfied;

(iii)           the Borrower shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrower and each such Additional Commitment Lenders may agree;

(iv)           the Borrower shall have paid such arrangement fees to the Administrative Agent and/or the Arranger as the Borrower and such Persons may agree;

(v)           the Borrower shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date;

(vi)           to the extent requested by any Additional Commitment Lender, a Note will be issued at the Borrower’s expense, to each such Additional Commitment Lender, to be in conformity with requirements of Section 2.09 hereof (with appropriate modification) to the extent necessary to reflect the new Commitment of such Additional Commitment Lender; and

(vii)           the Borrower and the Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested.

(c)           The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentages of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Total Commitments (including, without limitation, Section 2.01(a)(i)).

(d)           In connection with Commitment Increases hereunder, the Lenders and the Borrower agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrower shall, in coordination with the Administrative Agent, (x) repay outstanding Loans of certain Lenders, and obtain Loans from certain other Lenders (including the Additional Commitment Lenders), but in no event in excess of each such Lender’s Commitment, or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Total Commitment pursuant to this Section 2.02), and (ii) the Borrower shall pay to the Lenders any costs of the type referred to in Section 2.21 in connection with any repayment and/or Loans required pursuant to preceding clause (i).

(b)	Section 2.13 of the Credit Agreement is hereby amended by deleting “0.375%” in the third line thereof and substituting “0.25%” in its stead.

4.	Amendment to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

(a)	Section 6.01(vi) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

(vi)           Indebtedness under Hedging Agreements, other than for speculative purposes, entered into in the ordinary course of business;

(b)	Section 6.01(xii) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

(xii)           other unsecured Indebtedness, including Subordinated Indebtedness, in an aggregate principal amount not exceeding $100,000,000 at any time outstanding, provided that the terms of such Indebtedness are reasonably acceptable to the Administrative Agent (such consent of Administrative Agent not to be unreasonably withheld).

(c)	Section 6.04(j) of the Credit Agreement is hereby amended by deleting “$5,000,000” and substituting “$20,000,000” in its stead.

(d)	Section 6.11 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

6.11           Reserved.

5.
Resignation of Existing Agent and Appointment of Agent as Successor Agent.  The Existing Agent hereby confirms its resignation as Agent under the Credit Agreement and each of the other Loan Documents, and the Lenders hereby appoint the Agent as successor Agent hereunder, and the Agent hereby accepts the appointment as successor Agent. The Borrower hereby consents to such appointment and the Borrower and the Lenders hereby waive the requirement under Section 8.10 of the Credit Agreement that such resignation be effective only after five (5) Business Days’ prior notice.  Fleet Retail Group, LLC shall execute and deliver to Bank of America, N.A. such instruments, documents, and agreements, and shall do all such things from time to time hereafter as Bank of America, N.A. reasonably may request to carry into effect the provisions and intent of the foregoing resignation and appointment.  Without limiting the foregoing, with respect to all UCC-1 Financing Statements filed and naming the Borrower or any Guarantor as Debtor and naming Fleet Retail Group, LLC as Secured Party, Fleet Retail Group, LLC hereby authorizes Bank of America, N.A. to file UCC-3 Amendments replacing Fleet Retail Group, LLC as Secured Party with Bank of America, N.A.

6.
Ratification of Loan Documents.  Except as provided herein, all terms and conditions of the Credit Agreement and of the other Loan Documents remain in full force and effect.  The Loan Parties each hereby ratify, confirm, and reaffirm all of the representations and warranties contained therein.

7.	Conditions to Effectiveness. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)
This Fourth Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

(b)
All limited liability company, limited partnership, corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Fourth Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The Loan Parties shall have paid the Administrative Agent all amounts due under the Amendment Fee Letter of even date herewith.

(d)	No Default or Event of Default shall have occurred and be continuing.

(e)	The Borrower and Facility Guarantors shall have executed such additional instruments, documents and agreements as the Administrative Agent may reasonably request.

8.	Miscellaneous.

(a)
This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)
This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)
Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment.

(d)
The Loan Parties shall pay all costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment.

(e)
The Loan Parties warrant and represent that the Loan Parties have consulted with independent legal counsel of their selection in connection with this Fourth Amendment and is not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Fourth Amendment.

IN WITNESS WHEREOF, the parties have hereunto caused this Fourth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

SPECIALTY RETAILERS (TX) LP,
as Borrower

By:	SRI General Partner LLC, its General Partner

By:	/s/ Richard E. Stasyszen
Name:	Richard E. Stasyszen
Title:	Manager

STAGE STORES, INC.,
as Facility Guarantor

By:	/s/ Richard E. Stasyszen
Name:	Richard E. Stasyszen
Title:	Senior Vice President, Finance and Controller

SPECIALTY RETAILERS, INC.,
as Facility Guarantor

By:	/s/ Richard E. Stasyszen
Name:	Richard E. Stasyszen
Title:	Senior Vice President and Controller

SRI GENERAL PARTNER LLC ,
as Facility Guarantor

By:	/s/ Richard E. Stasyszen
Name:	Richard E. Stasyszen
Title:	Manager

SRI LIMITED PARTNER LLC,
as Facility Guarantor

By:	/s/ Philip B. Sears
Name:	Philip B. Sears
Title:	Manager

FLEET RETAIL GROUP, LLC,
as Existing Agent

By:	/s/ Christine Scott
Name:	Christine Scott
Title:	Director

BANK OF AMERICA, N.A.
As Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:	/s/ Christine Scott
Name:	Christine Scott
Title:	Principal

BANK OF AMERICA, N.A.,
as Issuing Bank

By:	/s/ Christine Scott
Name:	Christine Scott
Title:	Principal

WELLS FARGO FOOTHILL, LLC,
As Syndication Agent and as Lender

By:	/s/ Yelena Kravchuk
Name:	Yelena Kravchuk
Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
As Co-Documentation Agent and as Lender

By:	/s/ Debra A. Putzer
Name:	Debra A. Putzer
Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
As Co-Documentation Agent and as Lender

By:	/s/ Rebecca A. Ford
Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory

NATIONAL CITY BUSINESS CREDIT, INC.,
As Co-Documentation Agent and as Lender

By:	/s/ Joseph Kwasny
Name:	Joseph Kwasny
Title:	Director

WEBSTER BUSINESS CREDIT CORP.,
As Co-Documentation Agent and as Lender

By:	/s/ Joseph A. Klapkowski
Name:	Joseph A. Klapkowski
Title:	Vice President – Authorized Signatory